Exhibit 5.1

Troutman Pepper Locke LLP Troutman Pepper Locke Building 1001 Haxall Point, 15th Floor Richmond, VA 23219

troutman.com

May 14, 2026

The Board of Directors

Simmons First National Corporation

501 Main Street

Pine Bluff, Arkansas 71601

Registration Statement on Form S-8

Members of the Board of Directors:

We have acted as counsel to Simmons First National Corporation, an Arkansas corporation (the “Company”), in connection with the filing by the Company of the above-referenced registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), whereby 3,550,000 additional shares (the “Shares”) of Class A common stock, $0.01 par value per share (the “Common Stock”), of the Company are registered to be issued in accordance with the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan (the “Plan”). The Plan and the issuance of the Shares pursuant to the Plan were approved by the Board of Directors of the Company (the “Board”) on March 12, 2026, subject to shareholder approval, which was obtained on May 13, 2026.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date (the “Articles”), and the Amended and Restated By-laws, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board with respect to the offering and issuance of the Shares under the Plan and certain related matters, (iii) the Plan and (iv) the Registration Statement and exhibits thereto.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, including electronic signatures, not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Simmons First National Corporation
May 14, 2026

Based on the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when and if issued in accordance with the Articles, the Plan, the Registration Statement and the Resolutions (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles), the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of Arkansas and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the State of Arkansas and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Arkansas), municipal law or the laws of any local agencies within any state (including, without limitation, Arkansas). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP